As filed with the Securities and Exchange Commission on July 26, 2018
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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Endava plc
(Exact name of registrant as specified in its charter)
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England and Wales	7371	Not applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
125 Old Broad Street
London EC2N 1AR
United Kingdom
+44 20 7367 1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
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Endava Inc.
441 Lexington Avenue, Suite 702
New York, NY 10017
(212) 920-7240
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
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Nicole Brookshire Darren DeStefano Richard Segal Cooley LLP 500 Boylston Street, 14th Floor Boston, MA 02116 (617) 937-2300	Ed Lukins Ed Dyson Cooley (UK) LLP Dashwood 69 Old Broad Street London EC2M 1QS United Kingdom +44 20 7785 9355	Alan Denenberg Reuven Young Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, CA 94025 (650) 757-2000
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Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.
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If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (File No. 333-226010)
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company. ☒
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
 † The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.
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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share(3)(4)	Proposed Maximum Aggregate Offering Price(4)	Amount of Registration Fee(4)
Class A ordinary shares, nominal value £0.02 per ordinary share(1)	851,000	$20.00	$17,020,000	$2,119

(1)
These Class A ordinary shares are represented by American Depositary Shares, or ADSs, each of which represents one Class A ordinary share of the registrant. ADSs issuable upon deposit of the Class A ordinary shares registered hereby are being registered pursuant to a separate registration statement on Form F-6 (File No. 333-226021), including any amendments thereto.

(2)
The registrant previously registered 6,440,000 Class A ordinary shares represented by ADSs at an aggregate offering price not to exceed $122,360,000 on a Registration Statement on Form F-1, as amended (File No. 333-226010), which was declared effective on July 26, 2018 (the “Initial Registration Statement”). In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), an additional 851,000 Class A ordinary shares represented by ADSs are hereby registered, including 127,650 Class A ordinary shares represented by ADSs issuable upon exercise of the underwriters’ option to purchase additional ADSs.

(3)	Based on the public offering price of $20.00 per ADS.

(4)
The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. The registrant previously paid a filing fee of $15,234 in connection with the filing of the Initial Registration Statement. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the Initial Registration Statement is hereby registered, which includes Class A ordinary shares represented by ADSs issuable upon exercise of the underwriters’ option to purchase additional ADSs and does not include the securities that the registrant previously registered on the Initial Registration Statement.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF
CERTAIN INFORMATION BY REFERENCE
This Registration Statement (the “Registration Statement”) is being filed with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of Class A ordinary shares, nominal value £0.02 per ordinary share (the “Ordinary Shares”), represented by American Depositary Shares (“ADSs”), of Endava plc (the “Registrant”) contemplated by the Registration Statement on Form- F-1 (File No. 333-226010), initially filed with the Commission by the Registrant on June 29, 2018 (as amended, the “Initial Registration Statement”), and is being filed for the sole purpose of registering an additional 851,000 Ordinary Shares in the form of ADSs, including 127,650 Ordinary Shares in the form of ADSs that the underwriters have the option to purchase. Each ADS represents one Ordinary Share. The contents of the Initial Registration Statement, which was declared effective by the Commission on July 26, 2018, including the exhibits thereto, are incorporated by reference into this Registration Statement.
The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Cooley (UK) LLP (incorporated by reference to Exhibit 5.1 to the Form F-1 Registration Statement, as amended (Registration No. 333-226010), filed with the Commission on July 16, 2018).
23.1	Consent of KPMG, LLP, independent registered public accounting firm.
23.2	Consent of Moss Adams LLP, independent registered public accounting firm.
23.3	Consent of Cooley (UK) LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page of the Registration Statement on Form F-1 (File No. 333-226010), filed with the Commission on June 29, 2018 and incorporated herein by reference).

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom, on the 26th day of July, 2018.

ENDAVA PLC

By:	/s/ John Cotterell
John Cotterell Chief Executive Officer
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John Cotterell	Chief Executive Officer and Director (Principal Executive Officer)	July 26, 2018
John Cotterell

/s/ Mark Thurston	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	July 26, 2018
Mark Thurston

*	Director	July 26, 2018
Andrew Allan

*	Director	July 26, 2018
Ben Druskin

*	Director	July 26, 2018
Mike Kinton

*	Director	July 26, 2018
David Pattillo

*	Chairman of the Board of Directors	July 26, 2018
Trevor Smith

Endava Inc.

By:	/s/ Simon Whittington	Authorized U.S. Representative	July 26, 2018
Name: Simon Whittington
Title: Managing Director

By:	/s/ John Cotterell		July 26, 2018
John Cotterell
Attorney-in-fact